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Exhibit 31.1

Certification

I, Todd Simpson, certify that:

        1.     I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Ditech Networks, Inc.;

        2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

August 28, 2009	/s/ TODD SIMPSON Todd Simpson Chief Executive Officer and President (Principal Executive Officer)

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  Exhibit 31.1
Certification